UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014 (April 28, 2014)

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2014 (the “Distribution Date”), the previously announced separation of Navient Corporation (“Navient” or the “Company”) from SLM Corporation (“Sallie Mae”) was completed. The separation was effected through the distribution by Sallie Mae of all the shares of common stock of Navient (the “Distribution”) to the holders of shares of Sallie Mae common stock, on a one-to-one basis, as of the close of business on April 22, 2014, the record date for the Distribution. As a result of the Distribution, Navient is an independent, publicly traded company that operates the education loan management, servicing and asset recovery business owned by Sallie Mae immediately prior to the Distribution.

To implement the separation and Distribution of Navient, an internal corporate reorganization of Sallie Mae was effected, pursuant to which, on April 29, 2014, New BLC Corporation (“SLM BankCo”) replaced SLM Corporation (“Existing SLM”) as the parent holding company pursuant to a holding company merger (the “Merger”). In accordance with Section 251(g) of the Delaware General Corporation Law, by action of the Existing SLM board of directors and without a shareholder vote, Existing SLM was merged into Navient, LLC, a wholly owned subsidiary of Sallie Mae, with Navient, LLC surviving (“Existing SLM SurvivorCo”). Immediately following the effective time of the Merger, SLM BankCo changed its name to “SLM Corporation.”

Separation and Distribution Agreement

On April 28, 2014, Navient entered into a Separation and Distribution Agreement with Existing SLM and Sallie Mae. The following description of the Separation and Distribution Agreement is qualified in its entirety by reference to the full text of that Agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

The Separation and Distribution Agreement provides for the internal corporate reorganization by which the assets and liabilities related to (i) the consumer banking business, including Sallie Mae Bank, the student education loans it holds, a new private education loan servicing company and the Upromise Rewards business, were distributed to and retained by Sallie Mae and (ii) the loan management, servicing and asset recovery businesses were contributed to Navient. Following the internal corporate reorganization, and pursuant to the Separation and Distribution Agreement, Sallie Mae effected the Distribution, pursuant to which all of the issued and outstanding shares of common stock of Navient were distributed as of 4:00 p.m., Eastern Time, on the Distribution Date, on a one-to-one basis, to the holders of shares of Sallie Mae’s common stock as of the close of business on April 22, 2014, the record date for the Distribution. The Separation and Distribution Agreement also provides for, among other things:

•	the settlement of accounts between Navient and Sallie Mae;

•	the obligation of each party to indemnify the other against liabilities retained or assumed by that party pursuant to the Separation and the Distribution Agreement and in connection with claims of third parties;

•	the allocation among the parties of rights and obligations under insurance policies;

•	the agreement of Navient and Sallie Mae (i) not to engage in certain competitive business activities for a period of five years, (ii) as to the effect of the non-competition provisions on post-Distribution M&A activities of the parties and (iii) regarding “first look” opportunities;

•	the creation of a governance structure, including a separation oversight committee, by which matters related to the separation and other transactions contemplated by the Separation and Distribution Agreement will be monitored and managed; and

•	confidentiality obligations of the parties.

The Separation and Distribution Agreement further provides for the conditions to the Distribution (the “Conditions”), including (1) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that Merger and the Distribution will generally not result in the recognition of any gain or loss under the Internal Revenue Code, as amended (the “Code”) to Navient, Sallie Mae or their stockholders (the “PLR Condition”) (described in more detail below), (2) receipt of a tax opinion from Baker Botts L.L.P., tax counsel to

Navient and Sallie Mae, regarding the satisfaction of certain requirements for tax-free treatment under Section 355 of the Code (on which the IRS will not rule)(the “Section 355 Opinion”), (3) receipt of an insolvency opinion from an independent appraisal firm, (4) the SEC having declared Sallie Mae’s Form 10 registration statement relating to the Distribution effective under the Securities Exchange Act of 1934, as amended, and (5) the acceptance of the Navient common stock for listing on the NASDAQ Global Select Market, subject to official notice of distribution. Under the Separation and Distribution Agreement, any of the Conditions could be waived by Sallie Mae.

All of the Conditions were satisfied prior to the Distribution, except for the PLR Condition. The PLR Condition contemplated that Sallie Mae would receive a private letter ruling from the IRS to the effect that, among other things, (i) the Merger would qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and would not be integrated with the rest of the separation and distribution of Navient and (ii) the separation and distribution would qualify as a reorganization for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and would generally not result in the recognition of any gain or loss to Sallie Mae, Navient or their stockholders. Sallie Mae has publicly disclosed that it anticipates eventual receipt of the private letter ruling contemplated by the PLR Condition. However, due to unforeseen delays in the review process the PLR Condition was not satisfied on the Distribution Date. Sallie Mae waived the PLR Condition and completed the Distribution on April 30, 2014.

In lieu of the private letter ruling, Sallie Mae completed the Distribution based upon a tax opinion of Baker Botts L.L.P., which acted as tax advisor to Sallie Mae and Navient in connection with the separation and Distribution of Navient. The tax opinion covers the matters described above for which the private letter ruling is being sought as well as the matters contemplated by the Section 355 Opinion.

The foregoing description of the tax opinion of Baker Botts L.L.P. is qualified in its entirety by reference to the full text of their opinion, including the qualifications and disclaimers set forth therein, which is attached hereto as Exhibit 8.1 and incorporated by reference herein.

Ancillary Agreements

Navient and Sallie Mae have entered into several agreements ancillary to the Separation and Distribution Agreement, including the following agreements:

•	Transition Services Agreement, dated April 28, 2014, between Navient and Sallie Mae;

•	Tax Sharing Agreement, dated April 28, 2014, between Navient and Sallie Mae; and

•	Employees Matters Agreement, dated April 28, 2014, among Navient, Sallie Mae and Existing SLM.

Set forth below is a summary of each of these agreements. Each summary is qualified in its entirety by reference to the full text of the agreement being summarized, which is attached hereto as an Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Transition Services Agreement

The Transition Services Agreement provides for the provision of various services, on an interim transitional basis, by Navient and Sallie Mae and to each other. The transitional services include access to certain information technology development, hosting and related support services, provision of certain short-term loan servicing functions, customer communications services, access to shared facilities, support services related to third-party transition service obligations and certain student loan trust and other administrative support services. In general, the agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and a predetermined profit based on a mark-up of such costs.

Under the agreement, the separation oversight committee will be responsible for monitoring and managing all matters related to the transition and the provision of services by either party to the other. The Transition Services Agreement will terminate on the expiration of the term of the last service provided under it, and in any event by no later than 24 months after the Distribution Date.

Tax Sharing Agreement

The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of Navient and Sallie Mae after the Distribution relating to taxes, including with respect to the payment of taxes, the preparation and filing of tax returns and the conduct of tax contests. Under the Tax Sharing Agreement, each party is generally liable for taxes attributable to its business. The Tax Sharing Agreement also addresses the allocation of tax liabilities that are incurred as a result of the Merger, separation and distribution. In addition, the Tax Sharing Agreement restricts the parties from taking certain actions that could prevent the Merger, separation and distribution from qualifying for the tax treatment described in the tax opinion of Baker Botts L.L.P.

Employee Matters Agreement

The Employee Matters Agreement governs compensation and employee benefit obligations of Navient and Sallie Mae with respect to the current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Existing SLM equity awards as a result of the Distribution. As a general rule, Existing SLM equity awards will be handled as follows: (i) awards granted prior to February 4, 2012 will be divided into both Sallie Mae and Navient equity awards; and (ii) award granted on or after February 4, 2012 will become solely equity awards of the holder’s post-distribution employer. The exercise price of awards will be set so as to maintain the intrinsic value of the original Existing SLM immediately prior to the Distribution. Navient and Sallie Mae awards will be subject substantially the same terms, vesting conditions and other restrictions that applied to the original Existing SLM award they replace.

The employee matters agreement also sets forth general principles relating to various employee matters, including with respect to the transfer of employees between Navient and Sallie Mae, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence and other matters with respect to such employees, the provision of comparable benefits and employee service credits, the sharing of employee information and the duplication or acceleration of benefits to certain employees.

Navient also entered into a joint marketing agreement, a key systems agreement, a data sharing agreement and a sublease agreement with Sallie Mae and a loan servicing and administration agreement with Sallie Mae Bank, none of which is material to Navient. For a description of these agreements, see the section captioned “Certain Relationships and Related Party Transactions” in the information statement filed as Exhibit 99.1 to Navient’s Registration Statement on Form 10 (File No. 001-36228).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the distribution of Navient by Sallie Mae, on May 1, 2014, Navient issued the following promotion related equity awards to certain of its named executive officers in recognition of their promotions and increased duties as Navient commences operations as an independent public company:

•	Somsak Chivavibul, Chief Financial Officer – restricted stock units ($200,000 grant date value); stock options ($100,000 grant date value);

•	John Kane, Chief Operating Officer – restricted stock units ($300,000 grant date value); stock options ($150,000 grant date value); and

•	Tim Hynes, Chief Risk Officer – restricted stock units ($100,000 grant date value); stock options ($58,333 grant date value).

The restricted stock unit and option grants will each vest in one-third increments on the first three anniversary of the award grant date, subject to certain early vesting provisions set forth in the terms of each award agreement. The stock option awards have a exercise price equal to the closing price of Navient’s common stock on the award grant date.

Additionally, on May 1, 2014, Navient issued the remaining portion of its 2014 long-term incentive awards for its senior executives, including its named executive officers. As previously announced in Sallie Mae’s Current Report on Form 8-K filed with SEC on February 19, 2014, Sallie Mae previously issued two-thirds of their 2014 long-term incentive award in the form of restricted stock units of Sallie Mae common stock, which were replaced entirely with restricted stock units of Navient in connection with the distribution. The remaining one-third of the 2014 long-term incentive award was issued in the form of Navient restricted stock units with substantially similar terms as the February 2014 restricted stock unit grant.

ITEM 8.01	OTHER EVENTS.

On April 30, 2014, Navient issued a press release announcing the completion of its Distribution from Sallie Mae. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

2.1*	Form of Separation and Distribution Agreement by and among SLM Corporation, New BLC Corporation and Navient Corporation, dated as of April 28, 2014

8.1*	Opinion of Baker Botts L.L.P. as to certain tax matters

10.1*	Transition Services Agreement by and between New Corporation and SLM Corporation, dated as of dated as of April 28, 2014

10.2*	Employee Matters Agreement between SLM Corporation, New BLC Corporation and New Corporation, dated as of April 28, 2014

10.3*	Tax Sharing Agreement between Navient Corporation and New BLC Corporation, dated as dated as of April 28, 2014

99.1*	Press Release of Navient Corporation, dated as of April 30, 2014

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: May 2, 2014	By:	/s/ John F. Remondi
John F. Remondi
Chief Executive Officer

EXHIBIT INDEX

(d)	Exhibits

Exhibit Number	Description

2.1*	Form of Separation and Distribution Agreement by and among SLM Corporation, New BLC Corporation and Navient Corporation, dated as of April 28, 2014

8.1*	Opinion of Baker Botts L.L.P. as to certain tax matters

10.1*	Transition Services Agreement by and between New Corporation and SLM Corporation, dated as of dated as of April 28, 2014

10.2*	Employee Matters Agreement between SLM Corporation, New BLC Corporation and New Corporation, dated as of April 28, 2014

10.3*	Tax Sharing Agreement between Navient Corporation and New BLC Corporation, dated as dated as of April 28, 2014

99.1*	Press Release of Navient Corporation, dated as of April 30, 2014

*	Filed herewith.